Exhibit 99.1

Vertex to Acquire Crinetics Pharmaceuticals

-     Crinetics adds potential best-in-class commercialized and Phase 3 endocrinology assets with ~$5 billion peak sales opportunity to Vertex’s portfolio -

-     PALSONIFY®, Crinetics’ recently launched, first and only, once-daily oral therapy for adults with acromegaly has demonstrated strong and growing early uptake -

-     Atumelnant, a once-daily oral adrenocorticotropic hormone (ACTH) receptor antagonist in Phase 3 development for congenital adrenal hyperplasia (CAH), has shown unique and transformative potential to both normalize androgen levels and enable management of patients with physiologic levels of glucocorticoids, the true goal of CAH management; atumelnant has also demonstrated therapeutic potential in patients with Cushing’s syndrome -

-     Acquisition adds to Vertex’s innovation pipeline, accelerates Vertex’s revenue growth and enhances long-term earnings profile -

-     Vertex to host investor call today, July 6 at 4:30p.m. ET -

BOSTON & SAN DIEGO – July 6, 2026 — Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) and Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a global pharmaceutical company focused on the discovery, development and commercialization of novel therapeutics for endocrine diseases, today announced that the companies have entered into a definitive agreement under which Vertex will acquire Crinetics for $85.00 per share in cash, for a total equity value of approximately $10.0 billion, or approximately $8.8 billion net of estimated cash acquired. The transaction was unanimously approved by both the Vertex and Crinetics Boards of Directors and is anticipated to close in the third quarter of 2026.

Crinetics’ marketed medicine, PALSONIFY® (paltusotine), received approval from the U.S. Food and Drug Administration (FDA) in September 2025. PALSONIFY was recently approved by the European Medicines Agency (EMA) and is under review by other global regulatory bodies. It is the first and only once-daily oral therapy for adults with acromegaly, a rare and debilitating condition caused by a pituitary tumor that secretes excess growth hormone, which affects an estimated 20,000 diagnosed people in the U.S. PALSONIFY leads to rapid disease control and normalization of key disease markers in both treatment-experienced and untreated populations. Since launch, PALSONIFY has demonstrated promising early commercial momentum, supported by strong demand across all patient segments, prescribing activity expansion, and growing reimbursement coverage, all of which reinforce its potential to redefine the treatment paradigm in acromegaly.

Crinetics' most advanced pipeline candidate, atumelnant, is a once-daily oral adrenocorticotropic hormone (ACTH) receptor antagonist currently in Phase 3 development for congenital adrenal hyperplasia (CAH). Classic CAH, the most severe form of the disease, with 17,000 addressable patients in the U.S., is a rare, chronic genetic condition affecting the adrenal glands that has significant unmet medical need. Among other features, CAH is characterized by impaired cortisol synthesis and, in most cases, excess androgen production, both of which contribute to a range of serious health consequences. In Phase 2 studies, patients taking atumelnant were able to achieve near normalization of excess androgen levels on physiologic replacement doses of glucocorticoids. This unique therapeutic profile positions atumelnant to become the leading medical therapy for people struggling with CAH. Atumelnant was generally well tolerated with no treatment-related severe or serious adverse events to date.

“Crinetics is an excellent strategic fit for Vertex, with its focus on serious diseases in specialty markets with significant unmet need, well-understood causal human biology, and potentially best-in-class medicines that could deliver transformative benefit to patients,” said Reshma Kewalramani, M.D., Chief Executive Officer and President of Vertex. “We believe Vertex can build on the strong momentum of the PALSONIFY launch by applying our experience in commercializing medicines for rare genetic diseases. We are also excited by the significant potential of atumelnant to transform the treatment landscape for CAH, setting a new standard of care where patients do not have to choose between managing their excess adrenal androgens and enduring the side effects of high-dose steroids.”

Dr. Kewalramani continued, “We look forward to working with the talented Crinetics team to rapidly advance their pipeline of medicines for patients living with serious, rare endocrine disorders. Together, these potential blockbuster assets build on our core CF business, ongoing launches and internal innovation portfolio, adding to our growth outlook and driving value for patients and shareholders.”

“Nearly 18 years ago, we founded Crinetics with a clear goal of transforming the lives of patients living with endocrine-related diseases. Today marks a historic milestone as we embark on this next chapter with Vertex,” said Scott Struthers, Ph.D., Founder and Chief Executive Officer of Crinetics Pharmaceuticals. “This partnership is anchored by a mutual commitment to science and a shared vision for delivering innovative treatments to patient communities that have long been underserved. Vertex’s global infrastructure and commercial footprint will serve to amplify the reach of our science and allow us to maximize the impact of PALSONIFY, atumelnant and our pipeline. I want to extend my deepest gratitude for the relentless dedication, brilliance and passion of our extraordinary employees, who have worked tirelessly to bring our scientific vision to life, as well as the clinical partners and patient communities who have championed our mission from the very beginning.”

Financial Benefits

The transaction is expected to contribute immediately to Vertex’s revenue growth via the ongoing launch of PALSONIFY, which has blockbuster potential in acromegaly. Longer term, atumelnant has the potential to be a multi-billion-dollar opportunity in CAH, with additional upside from its potential in Cushing’s syndrome. At peak, these assets have the potential to deliver more than $5 billion in combined annual revenue, which will further Vertex’s goal of delivering sustained double-digit revenue growth, in addition to industry leading operating margins. The transaction is expected to become accretive to non-GAAP operating income in 2029.

Transaction Terms and Financing

Under the terms of the merger agreement, Vertex will acquire all outstanding shares of Crinetics common stock for $85 per share in cash for a total equity value of approximately $10.0 billion or $8.8 billion net of estimated cash acquired. Vertex expects to finance the acquisition using a combination of cash on hand and debt, supported by $4.5 billion of fully committed bridge financing from Bank of America, N.A. and Morgan Stanley Senior Funding, Inc.

The transaction is expected to close in the third quarter of 2026, subject to customary closing conditions, including receipt of regulatory approvals and approval by Crinetics shareholders.

Advisors

Morgan Stanley & Co. LLC and Lazard are acting as financial advisors to Vertex, and Kirkland & Ellis LLP is serving as legal counsel to Vertex. J.P. Morgan Securities LLC and Leerink Partners LLC are acting as financial advisors to Crinetics, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Morrison Foerster LLP are legal counsel to Crinetics.

Vertex Conference Call and Webcast

Vertex will host a conference call and webcast at 4:30 pm ET today, July 6, 2026. To access the call, please dial (833)-630-2124 (U.S.) or +1 (412)-317-0651 (International) and reference the “Vertex Pharmaceuticals Conference Call.”

The conference call will be webcast live and a link to the webcast can be accessed through Vertex's website at www.vrtx.com in the “Investors” section. To ensure a timely connection, it is recommended that participants register at least 15 minutes prior to the scheduled webcast. An archived webcast will be available on the company's website in the “Investors” section.

About Acromegaly

Acromegaly is a rare, chronic hormonal disorder caused by the overproduction of growth hormone, most commonly due to a benign tumor of the pituitary gland. The disease is associated with significant morbidity, including cardiovascular complications, metabolic dysfunction and reduced quality of life. An estimated 20,000 diagnosed people are living with acromegaly in the United States alone. Prior to the approval of PALSONIFY, treatment options were largely limited to large-needle, intramuscular or deep subcutaneous injectable somatostatin analogues, which are not effective for all people, are often administered by a trained healthcare provider in a clinic or hospital setting, and are associated with tolerability issues.

About PALSONIFY (paltusotine)

PALSONIFY (paltusotine) is the first once-daily oral somatostatin receptor ligand approved by the U.S. Food and Drug Administration for the treatment of adults with acromegaly. Approved in September 2025, PALSONIFY offers an effective once-daily oral alternative to injectable therapies. PALSONIFY selectively targets somatostatin receptors to reduce excess growth hormone and insulin-like growth factor-1 (IGF-1) levels. The therapy addresses a long-standing gap in acromegaly care, offering a differentiated option for people seeking effective disease control without the burden of injections. PALSONIFY was recently approved by the European Medicines Agency (EMA) and is under review by other global regulatory bodies. Paltusotine is also in Phase 3 clinical development for carcinoid syndrome associated with neuroendocrine tumors.

About Congenital Adrenal Hyperplasia

Congenital adrenal hyperplasia (CAH) is a group of inherited disorders of the adrenal gland characterized by, among other features, impaired cortisol synthesis and, in most cases, excess androgen production, leading to a range of serious health consequences. Classic CAH is the most severe form of the disease with 17,000 addressable patients in the U.S., all of whom require cortisol replacement. The goal of therapy in classic CAH is to replace cortisol to physiologic levels and to normalize excess adrenal androgens. In most patients, existing therapies allow for one or the other but not both, leaving patients exposed to the risks of cortisol or androgen excess.

About Atumelnant

Atumelnant is the first investigational once-daily oral adrenocorticotropic hormone (ACTH) receptor antagonist that acts selectively at the melanocortin type 2 receptor (MC2R). By directly antagonizing the ACTH receptor in the adrenal cortex, atumelnant inhibits the downstream effects of excess ACTH irrespective of its origin, enabling sustained androgen control in classic CAH even as glucocorticoid doses are brought to physiologic levels.

Data from a 12-week Phase 2 study demonstrated compelling treatment benefits of atumelnant, evidenced by the rapid, substantial and sustained statistically significant reductions in key CAH- related disease activity markers, including androstenedione and 17-hydroxyprogesterone, in a diverse population. Atumelnant is in development for congenital adrenal hyperplasia and ACTH-dependent Cushing’s syndrome (ADCS), with the Phase 3 CALM-CAH trial and a Phase 1/2b trial in ADCS currently enrolling patients.

PALSONIFY™ (paltusotine) INDICATION:
PALSONIFY is a somatostatin receptor agonist indicated for the treatment of adults with acromegaly who had an inadequate response to surgery and/or for whom surgery is not an option.

IMPORTANT SAFETY INFORMATION

WARNINGS AND PRECAUTIONS:

•
Cholelithiasis and Its Complications: Cholelithiasis, including related complications such as acute cholecystitis and pancreatitis, have been reported. Monitor patients periodically. Discontinue PALSONIFY if complications of cholelithiasis occur and treat appropriately.

•
Hyperglycemia and Hypoglycemia: Hyperglycemia, diabetes mellitus, or hypoglycemia, may occur. Monitor blood glucose levels when PALSONIFY treatment is initiated or when dosage is altered. Adjust antidiabetic treatment accordingly.

•
Cardiovascular Abnormalities: Cardiac conduction abnormalities and other ECG changes such as PR interval prolongation, bradycardia, sinus arrest, and atrioventricular block may occur in patients with acromegaly and were reported in PALSONIFY clinical trials. Dosage adjustments of concomitant drugs that have bradycardic effects may be necessary.

•
Thyroid Function Abnormalities: Somatostatin analogs may suppress the secretion of thyroid-stimulating hormone, which may result in hypothyroidism. Periodic assessment of thyroid function is recommended.

•
Steatorrhea and Malabsorption of Dietary Fats: Somatostatin analog treatment may result in malabsorption of dietary fats and subsequent symptoms of steatorrhea, loose stools, abdominal bloating, and weight loss. If new or worsening symptoms are reported with PALSONIFY, evaluate patients for potential pancreatic exocrine insufficiency and manage accordingly.

•	Vitamin B12 Deficiency: Vitamin B12 deficiency may occur. Monitor vitamin B12 levels, if clinically indicated.

ADVERSE REACTIONS:
Most common adverse reactions (>5%) are diarrhea, abdominal pain, nausea, decreased appetite, sinus bradycardia, hyperglycemia, palpitations, and gastroenteritis.

DRUG INTERACTIONS:

•	Strong or Moderate CYP3A4 Inducers: may decrease PALSONIFY exposure. May require an increased dosage of PALSONIFY.
•	Proton Pump Inhibitors: may decrease PALSONIFY exposure. May require an increased dosage of PALSONIFY. Avoid concomitant use of proton pump inhibitors in patients who are already on PALSONIFY 60 mg.
•	Cyclosporine: may decrease cyclosporine exposure. May require cyclosporine dosage adjustment when used with PALSONIFY; follow therapeutic monitoring recommendations.

Please see Full Prescribing Information including Patient Information.

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a global pharmaceutical company committed to transforming the treatment of endocrine diseases through science rooted in patient needs. Crinetics is focused on discovering, developing, and commercializing novel therapies, with core expertise in targeting G-protein coupled receptors (GPCRs) with small molecules that have specifically tailored pharmacology and properties.

Crinetics’ first commercial product, PALSONIFY® (paltusotine), is the first once-daily, oral treatment approved by the U.S. FDA and EMA for the treatment of adults with acromegaly who had an inadequate response to surgery and/or for whom surgery is not an option. Paltusotine is also in clinical development for carcinoid syndrome associated with neuroendocrine tumors. Crinetics’ deep pipeline of 10+ disclosed programs includes late-stage investigational candidate atumelnant, which is currently in development for congenital adrenal hyperplasia and ACTH-dependent Cushing’s syndrome, and CRN09682, a nonpeptide drug conjugate candidate that is being developed to treat somatostatin receptor 2 (SST2)-expressing neuroendocrine tumors and other SST2-expressing solid tumors. Additional discovery programs are focused on a variety of endocrine targets such as thyroid stimulating hormone (TSH), parathyroid hormone (PTH), somatostatin receptor 3 (SST3), growth hormone (GH), glucagon-like peptide-1 (GLP-1), and glucose-dependent insulinotropic polypeptide (GIP), as well as GPCR-targeted oncology indications.

About Vertex

Vertex is a global biotechnology company that invests in scientific innovation to create transformative medicines for people with serious diseases and conditions. The company has approved therapies for cystic fibrosis, sickle cell disease, transfusion-dependent beta thalassemia and acute pain, and it continues to advance clinical and research programs in these areas. Vertex also has a robust clinical pipeline of investigational therapies across a range of modalities in other serious diseases where it has deep insight into causal human biology, including IgA nephropathy, neuropathic pain, APOL1-mediated kidney disease, primary membranous nephropathy, autosomal dominant polycystic kidney disease, type 1 diabetes, generalized myasthenia gravis, and myotonic dystrophy type 1.

Vertex was founded in 1989 and has its global headquarters in Boston, with international headquarters in London. Additionally, the company has research and development sites and commercial offices in North America, Europe, Australia, Latin America and the Middle East. Vertex is consistently recognized as one of the industry's top places to work, including 16 consecutive years on Science magazine's Top Employers list and one of Fortune’s 100 Best Companies to Work For. For company updates and to learn more about Vertex’s history of innovation, visit www.vrtx.com or follow us on LinkedIn, Facebook, Instagram, YouTube and X.

Special Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to Crinetics, Vertex and the proposed acquisition of Crinetics by Vertex (the “Transaction”) that are subject to risks, uncertainties and other factors. While Vertex believes the forward-looking statements contained in this press release are accurate, these forward-looking statements represent the beliefs of Crinetics and Vertex only as of the date of this press release, and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies’ and members of their senior management teams. Forward-looking statements are not purely historical and may be accompanied by words such as “anticipates,” “may,” “forecasts,” “expects,” “intends,” “plans,” “potentially,” “believes,” “seeks,” “estimates,” and other words and terms of similar meaning. Such statements include the statements made by Reshma Kewalramani, M.D. and Scott Struthers, Ph.D. in this press release, and statements that may relate to, but are not limited to: the benefits of the Transaction and associated integration plans; the expected timing of the completion of the Transaction and other transactions contemplated by the merger agreement (the “Merger Agreement”); the commercial potential of PALSONIFY and the anticipated potential of atumelnant and Crinetics’ other pipeline assets, including the potential for PALSONIFY to redefine the treatment paradigm in acromegaly and for atumelnant to become the leading therapy for people struggling with CAH; expectations that the Transaction will accelerate Vertex’s revenue growth and enhance Vertex’s long-term earnings profile, including the potential for more than $5 billion in annual revenue, and support Vertex’s goal of sustained double digit revenue growth; expectations that the Transaction will become accretive to non-GAAP operating income in 2029; expectations for Vertex’s financing of the Transaction, including support by the fully committed bridge financing; and any assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks, uncertainties, or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: the occurrence of any event or circumstance that could give rise to the right of Crinetics or Vertex to terminate the Merger Agreement, including circumstances requiring payment of a termination fee pursuant to the Merger Agreement; failure to obtain applicable regulatory or Crinetics’ stockholder approval in a timely manner or otherwise; the risk that the Transaction may not close in the anticipated timeframe or at all due to one or more of the other closing conditions not being satisfied or waived; the possibility that competing offers will be made; the risk that there may be unexpected costs, charges or expenses resulting from the Transaction; risks related to the ability of Crinetics and Vertex to successfully integrate the businesses and the possibility that integration may be more difficult, time consuming or costly than expected; the risk that the Transaction disrupts Crinetics’ or Vertex’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Crinetics’ ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Crinetics’ and/or Vertex’s common stock, credit ratings or operating results; the risk of litigation that could be instituted against the parties or their respective directors, managers or officers and/or regulatory actions related to the Transaction, including the effects of any outcomes related thereto; the effects of the Transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the impact of competitive products and pricing; that Vertex may not realize the potential benefits of the Transaction; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; and actual or contingent liabilities related to the Transaction. In addition, the product candidates being developed by Crinetics are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these product candidates will be commercially successful. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Vertex’s and Crinetics’ businesses, particularly those risks listed under the heading “Risk Factors” and the other cautionary factors discussed in the parties’ periodic reports filed with the Securities and Exchange Commission (the “SEC”), including Vertex’s and Crinetics’ annual reports on Form 10-K for the year ended December 31, 2025, and quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available on the SEC’s website at www.sec.gov. You should not place undue reliance on these statements. All forward-looking statements are based on information currently available to Vertex and Crinetics, and Vertex and Crinetics disclaim any obligation to update the information contained in this press release as new information becomes available, except as required by law.

Additional Information and Where to Find It

This press release is being made in respect of the proposed transaction between Crinetics and Vertex. A meeting of the stockholders of Crinetics will be announced as promptly as practicable to seek Crinetics stockholder approval in connection with the proposed transaction. Crinetics intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement will be mailed to Crinetics’ stockholders. This press release is not a substitute for the proxy statement or any other document that may be filed by Crinetics with the SEC. BEFORE MAKING ANY DECISION, CRINETICS STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Crinetics’ stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Crinetics’ proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Crinetics with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investors section of Crinetics’ website at https://ir.crinetics.com.

No Offer or Solicitation

This press release is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Crinetics, Vertex and their respective directors and executive officers and certain of their employees may be deemed to be participants in the solicitation of proxies from Crinetics’ stockholders in connection with the proposed transaction. Information regarding Crinetics’ directors and executive officers is set forth under the captions “Proposal 1 – Election of Directors,” “Compensation Discussion and Analysis,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Person Transactions” in the definitive proxy statement for Crinetics’ 2026 Annual Meeting of Stockholders, filed with the SEC on April 29, 2026, and in other documents subsequently filed by Crinetics with the SEC from time to time. Information regarding Vertex’s directors and executive officers is set forth under the captions “Proposal 1 – Election of Directors”, “Compensation Discussion and Analysis”, and “Security Ownership of Certain Beneficial Owners and Management” in the definitive proxy statement for Vertex’s 2026 Annual Meeting of Stockholders, filed with the SEC on April 2, 2026, and in other documents subsequently filed by Vertex with the SEC from time to time. To the extent holdings of Crinetics’ securities and Vertex’s securities by their respective directors or executive officers have changed since the amounts set forth in such filings, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing Crinetics’ website at https://ir.crinetics.com and the Investors section of Vertex’s website at https://investors.vrtx.com/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Crinetics expects to file in connection with the proposed transaction and other relevant materials Crinetics may file with the SEC.

(VRTX-GEN)

Vertex

Investors: InvestorInfo@vrtx.com | +1 617–341–6108

Media: mediainfo@vrtx.com | U.S.: +1 617–341–6992

Crinetics Pharmaceuticals, Inc.

Investors:
Gayathri Diwakar
Head of Investor Relations
gdiwakar@crinetics.com
(858) 345-6340

Media:
Natalie Badillo
Head of Corporate Communications
nbadillo@crinetics.com
(858) 345-6075